SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________



Date of Report (Date of earliest event reported) March 22, 2001
                         BICO, INC.
  (Exact name of registrant as specified in its charter)


  Pennsylvania                     0-10822                  25-1229323
(State of other jurisdiction   (Commission File Number)     (IRS Employer
  of incorporation)                                       Identification No.)


   2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
  (Address of principal executive offices)                   (Zip Code)


 Registrant's telephone number, including area code (412)429-0673




      _________________________________________________________
    (Former name or former address, if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. subsidiary, ViaCirQ, Inc. announced today the appointment of three senior executives who will oversee the operational management of the company as well as direct the sales and marketing of the company's ViaCirQ ThermoChem HT
          System, designed for delivering intraperitoneal hyperthermia (IPH).

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred  E.  Cooper, CEO
DATED:  March 22, 2001







            PITTSBURGH-BASED VIACIRQ ANNOUNCES
                 EXECUTIVE MANAGEMENT TEAM

       Pittsburgh,  PA  -  March  22,  2001  -  BICO,  Inc.

(OTCBB:BIKO) subsidiary, ViaCirq, Inc. a leading  developer

and   marketer   of  extracorporeal  hyperthermia   medical

devices,   announced  the  appointment  of   three   senior

executives  who will oversee the operational management  of

the  company  as well as direct the sales and marketing  of

the  company's ViaCirq ThermoChem HT System, designed  for

delivering intraperitoneal hyperthermia (IPH).

      Mr.  Robert C. Egan has been assigned to the position

of  Chief Operating Officer, Mr. Peter DiGasbarro has  been

named  to  the post of Vice President of Marketing/Business

Development  and  Mr. James E. Hall has been  appointed  as

Vice President of Sales, according to Glenn Keeling, CEO of

ViaCirq.

      Following  an  operative procedure  to  remove  small

tumors  that  spread to the lining surface of  the  abdomen

from advanced gastrointestinal and advanced ovarian cancer,

the  abdominal  cavity  is bathed in  a  sterile  solution,

delivered and circulated by the ThermoChem HT System,  that

causes the abdominal region to be heated up to a maximum of

109.4 degrees F.

        The  FDA  gave  ViaCirq  clearance  to  market  the

ThermoChem  HT System early last year.  While a  number  of

surgical   oncologists   use  this   device,   to   deliver

intraperitoneal hyperthermia as an adjunctive therapy  with

surgery  and  chemotherapy, many  of  the  nation's  cancer

doctors  were introduced to this medical device  this  past

weekend in Washington, DC at the cancer symposium sponsored

by the Society of Surgical Oncologists.

      Mr.  Egan  has  over 26 years of  experience  in  the

medical  device  industry having served  most  recently  as

Executive  Vice  President for the U.S. business  units  of

Sherwood-Davis  &  Geck,  a  subsidiary  of  American  Home

Products  Corp.   Mr.  Egan  has spearheaded  and  overseen

several  acquisitions, licensing activities  and  strategic

alliances  and has a strong identity within the  healthcare

industry.

       "It is extremely rewarding to participate in merging

the  talents and experience of our management team with the

unique  ThermoChem  HT  technology  platforms,  which  will

provide for enhanced therapeutic outcomes," said Mr. Egan.

       Mr. DiGasbarro brings more than 20 years of experience

in  the  medical  industry to ViaCirq -  most  recently  as

Senior  Vice  President of Marketing for the Sherwood-Davis

and Geck division of American Home Products.

     "I  am  very excited about being involved with ViaCirq

and  the  ThermoChem HT technology," said  Mr.  DiGasbarro.

"Based  on  the reaction of the surgical oncology community

to  the launch of the ThermoChem HT System last week, it is

clear that intraperitoneal hyperthermia technology can  and

will have a real impact on treatment options and quality of

life for patients with advanced cancers."

       Prior  to  joining  ViaCirq,  Mr.  Hall  served   as

Divisional  Business  Director of US  Surgical  Corporation

headquartered in Nowalk, CT.  During the last two years  at

US  Surgical, Mr. Hall increased sales by 30%  and  28%  in

1999  and  2000,  respectively, and  was  named  Divisional

Business Director of the Year in 1999 and 2000.

     "ViaCirq  presents a fantastic opportunity  to  become

involved  with an innovative technology that has a positive

impact  on patients' lives," said Mr. Hall.  "I am  excited

about  the  recent launch of the ThermoChem HT-1000  System

and look forward to leading the ViaCirq sales force."

      BICO,  Incorporated  has  its  corporate  offices  in

Pittsburgh,  PA  and  is involved in  the  development  and

manufacture   of   biomedical  devices  and   environmental

solutions.  BICO's subsidiary, ViaCirq, Inc., also  located

in  Pittsburgh, PA, is committed to becoming the  worldwide

market  leader in developing, manufacturing, and  marketing

leading-edge  hyperthermia products  and  services  of  the

highest quality and value.



FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax

INVESTOR RELATIONS NEWSLINE NUMBER: 1.800.357.6204
WEBSITE: www.bico.com



    This press release contains statements of a forward-looking nature. Shareholders and potential investors are cautioned that such statements are predictions and actual events or results may vary significantly.
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